Exhibit 31.1

CERTIFICATION

I, Jason Murray, certify that:

1.            I have reviewed this Quarterly Report on Form 10-Q/A of PACS Group, Inc.;

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 21, 2024	By:	/s/ Jason Murray

Jason Murray
Director, Co-Founder, Chairman and Chief Executive Officer
(Principal Executive Officer)